UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 30, 2020

THE ALKALINE WATER COMPANY INC.

Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14646 N. Kierland Blvd., Suite 255
Scottsdale, Arizona 85254
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 30, 2020, we held our annual meeting of stockholders. At the meeting, our stockholders:

1.	elected Richard A. Wright, David A. Guarino, Aaron Keay, Bruce Leitch, and Brian Sudano as the directors of our company;

2.	ratified the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm;

3.	approved our 2020 equity incentive plan; and

4.	approved the delisting of our common stock from the TSX Venture Exchange.

The final voting results for each of the proposals submitted to a vote of our stockholders are set forth below.

Proposal 1.  Election of directors:

	For	Against	Abstain	Broker Non-Votes
Richard A. Wright	15,551,583	602,406	169,733	14,486,775
David A. Guarino	15,166,238	976,013	181,471	14,486,775
Aaron Keay	15,816,522	260,400	246,800	14,486,775
Bruce Leitch	15,832,705	244,417	246,600	14,486,775
Brian Sudano	15,570,016	505,202	248,504	14,486,775

Proposal 2.  To ratify the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
30,801,409	402,709	111,070	14,486,775

Proposal 3.  To approve our 2020 equity incentive plan:

For	Against	Abstain	Broker Non-Votes
14,831,344	1,228,622	263,756	14,486,775

Proposal 4.  To approve the delisting of our common stock from the TSX Venture Exchange:

For*	Against*	Abstain*	Broker Non-Votes*
12,624,902	367,839	221,681	14,486,775

* Votes attached to shares held by promoters, directors, officers and insiders have been excluded in accordance with the policies of the TSX Venture Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright

Richard A. Wright

President, Chief Executive Officer and Director

April 1, 2020